UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2024

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 31, 2024, Varagon Capital Corporation(the “Company”), through VCC CLO 1, LLC (the “Issuer”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned indirect subsidiary of the Company, priced its $493.770 million term debt securitization (the “CLO Transaction”). The CLO Transaction is expected to close on or about November 26, 2024 (the “Closing”). The VCC CLO 1 Secured Debt (as defined below) to be issued by the Issuer in the CLO Transaction will be secured by a portfolio of collateral obligations consisting primarily of middle market loans and participation interests therein.

The CLO Transaction is expected to be executed through (i) a private placement of Class A-1 Senior Secured Floating Rate Notes, Class A-2 Senior Secured Floating Rate Loans, Class B Senior Secured Floating Rate Notes, Class B Senior Secured Floating Rate Loans and the Class C Mezzanine Secured Deferrable Floating Rate Notes (collectively, the “VCC CLO 1 Secured Debt”), and (ii) a purchase by the Depositor (as defined below) of the subordinated notes issued by the Issuer (the “Subordinated Notes” and, together with the VCC CLO 1 Secured Debt, the “VCC CLO 1 Debt”), the terms of which are summarized in the table below:

Class	Par Size ($)	Expected Ratings (S&P)(1)	Expected Ratings (Fitch)(1)	Coupon	Price
Class A-1 Notes	280,000,000	AAA (sf)	AAA (sf)	SOFR + 1.71%	100.0000
Class A-2 Loans	30,000,000	AAA (sf)	N/A	SOFR + 1.85%	100.0000
Class B Notes	7,000,000	AA (sf)	N/A	SOFR + 2.15%	100.0000
Class B Loans	23,000,000	AA (sf)	N/A	SOFR + 2.15%	100.0000
Class C Notes	37,500,000	A (sf)	N/A	SOFR + 2.65%	100.0000
Subordinated Notes	116,270,000	N/A	N/A	N/A	N/A
(1)
Initial ratings expected to be issued by S&P Global Ratings and Fitch Ratings Inc. at the Closing.

The Company, through VCC CLO 1 Depositor, LLC, (the “Depositor”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned direct subsidiary of the Company, is expected to acquire 100% of the Subordinated Notes at the Closing and will be required to retain the Subordinated Notes in accordance with the U.S. Risk Retention Rules at and after the Closing. The Subordinated Notes will not bear interest. The Company expects that the VCC CLO 1 Debt will mature on October 20, 2036, unless otherwise redeemed earlier in accordance with the terms of the indenture governing the VCC CLO 1 Debt, to be executed on the Closing (the “Indenture”).

The VCC CLO 1 Secured Debt will be the secured obligations of the Issuer, and the Indenture will include customary covenants and events of default. The VCC CLO 1 Debt have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration. This report is not a solicitation for or an offer to purchase the VCC CLO 1 Debt.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: November 1, 2024	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer